Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$10,897,690
Unrealized Gain (Loss) on Market Value of Commodity Futures	6,705,290
Dividend Income	3,110
Interest Income	375
ETF Transaction Fees	1,400
Total Income (Loss)	$17,607,865

Expenses
General Partner Management Fees	$93,996
Professional Fees	35,939
Brokerage Commissions	2,404
Directors' Fees and insurance	4,486
NYMEX License Fee	2,350
SEC & FINRA Registration Expense	12,450
Total Expenses	$151,625
Net Income (Loss)	$17,456,240

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/21	$186,889,748
Withdrawals (650,000 Shares)	(16,141,897)
Net Income (Loss)	17,456,240

Net Asset Value End of Month	$188,204,091
Net Asset Value Per Share (7,350,000 Shares)	$25.61

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596